UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2008

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 Rutherford Road

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 8, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Genoptix, Inc. (“Genoptix”),  approved its 2008 Annual Executive Bonus Plan.  The 2008 target bonus percentages under the 2008 Annual Executive Bonus Plan are set forth in the chart below.

Executive Officer	2008 Target Bonus Percentages (% of Base Salary)
Dr. Tina Nova Bennett President and Chief Executive Officer	40%
Samuel D. Riccitelli Executive Vice President and Chief Operating Officer	30%
Douglas A. Schuling Senior Vice President and Chief Financial Officer	30%
Dr. Christian V. Kuhlen Vice President, General Counsel and Corporate Secretary	30%

                Under the 2008 Annual Executive Bonus Plan, the Committee has the discretion to award a bonus for each executive officer equal to an amount from 0 to 150% of the applicable target bonus percentages.  In making its decisions, the Committee will assess the level of individual performance of the executive officer and Genoptix’s overall performance against its operating plan for 2008.  Factors which will be considered by the Committee in awarding bonuses under the 2008 Annual Executive Bonus Plan include the achievement of revenue, operating income, DSO and other operating objectives, increasing shareholder value, enhancing Genoptix’s infrastructure to facilitate continued growth, maintaining financial reporting and regulatory compliance controls and procedures, and other corporate goals outlined by the Committee.

The text of the 2008 Annual Executive Bonus Plan is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1	2008 Annual Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: January 11, 2008	By:	/s/ Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	2008 Annual Executive Bonus Plan.